IMMEDIATE RELEASE

TOWNSQUARE REPORTS THIRD QUARTER 2016 RESULTS

Greenwich, CT - November 8, 2016 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare,” the “Company,” “we,” “us,” or “our”) announced today financial results for the third quarter ended September 30, 2016.

“In the third quarter, net revenue and Adjusted EBITDA increased 28% and 32% over the prior year, respectively, and net income decreased 4%. Excluding the impact of a one-time impairment charge, net income increased 12% over the prior year,” commented Steven Price, Chairman and Chief Executive Officer of Townsquare. “On a pro forma basis, our Local Marketing Solutions segment continued its positive momentum by delivering another quarter of solid growth, with net revenue increasing approximately 4% over the prior year period. These results were offset by a decline in our Entertainment segment due primarily to exceptionally poor weather at four of our largest fairs. Excluding those fairs, Townsquare’s pro forma net revenue and Adjusted EBITDA increased approximately 2% and 3%, respectively.”

Third Quarter Highlights
As compared to the third quarter of 2015 on an actual basis:
•Net revenue increased 27.9%
•Net income decreased 3.6%
•Adjusted EBITDA increased 32.4%
As compared to the third quarter of 2015 on a pro forma basis:
•Net revenue was approximately flat
•Local Marketing Solutions net revenue increased 3.8%
•Entertainment net revenue decreased 4.5%
•Net income decreased 31.7%
•Adjusted EBITDA decreased 2.1%
Diluted net income and diluted Adjusted Net Income Per Share were $0.58 and $0.67, respectively

Year to Date Highlights
As compared to the first nine months of 2015 on an actual basis:
•Net revenue increased 21.1%
•Net income increased 155.7%
•Adjusted EBITDA increased 6.5%
As compared to the first nine months of 2015 on a pro forma basis:
•Net revenue increased 2.2%
•Local Marketing Solutions net revenue increased 5.1%
•Entertainment net revenue decreased 2.4%
•Net income increased 134.1%
•Adjusted EBITDA increased 0.5%

Segment Reporting
We have two reportable segments, Local Marketing Solutions, which provides broadcast and digital products and solutions to advertisers and businesses within our local markets, and Entertainment, which provides live event experiences and music and lifestyle content directly to consumers, and promotion, advertising and product activations to local and national advertisers. Prior to the second quarter of 2016, the Company reported its results in two reportable segments, Local Advertising and Live Events, and reported the remainder of its business in its Other Media and Entertainment category. The prior Local Advertising segment, together with the Company’s digital marketing and e-commerce solutions, which were previously part of the Other Media and Entertainment category, are now reported within Local Marketing Solutions. The Live Events segment, together with the Company’s national digital assets which were previously part of the Other Media and Entertainment category, are now reported within Entertainment.

Quarter Ended September 30, 2016 Compared to the Quarter Ended September 30, 2015

Net Revenue
Net revenue for the quarter ended September 30, 2016 increased $36.2 million, or 27.9%, to $165.8 million, as compared to $129.6 million in the same period last year. This was driven primarily by the net revenue contribution of North American Midway Entertainment ("NAME"), which was acquired on September 1, 2015. Local Marketing Solutions net revenue increased $3.1 million, or 3.6%, to $89.0 million and Entertainment net revenue increased $33.1 million, or 76.0%, to $76.8 million.

Pro forma net revenue decreased $0.3 million, or 0.2%, to $165.8 million, as compared to $166.0 million in the same period last year. As used in this release, the term “pro forma” means pro forma for the acquisition of NAME and the divestiture of 43 of our towers on September 1, 2015. Local Marketing Solutions pro forma net revenue increased $3.3 million, or 3.8%, to $89.0 million and Entertainment pro forma net revenue decreased $3.6 million, or 4.5%, to $76.8 million. Excluding political revenue, pro forma net revenue decreased $1.3 million, or 0.8%, to $164.4 million and Local Marketing Solutions pro forma net revenue increased $2.3 million, or 2.7%, to $87.7 million.
Net Income
Net income for the quarter ended September 30, 2016 decreased $0.6 million, or 3.6%, to $15.9 million, as compared to $16.5 million in the same period last year. The decrease was primarily related to a decrease in the net gain on sale of assets associated with the divestiture of our towers on September 1, 2015, and an impairment charge in the quarter ended September 30, 2016.

Pro forma net income for the quarter ended September 30, 2016 decreased $7.3 million, or 31.7%, to $15.9 million, compared to $23.2 million in the same period last year. The decrease was primarily related to a decrease in the net gain on sale of assets associated with the divestiture of our towers on September 1, 2015, and an impairment charge in the quarter ended September 30, 2016.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended September 30, 2016 increased $10.9 million, or 32.4%, to $44.7 million, as compared to $33.7 million in the same period last year. The increase was primarily related to the Adjusted EBITDA contribution of NAME, which was acquired on September 1, 2015.

Pro forma Adjusted EBITDA for the quarter ended September 30, 2016 decreased $1.0 million, or 2.1%, to $44.7 million, compared to $45.6 million in the same period last year.

Nine Months Ended September 30, 2016 Compared to the Nine Months Ended September 30, 2015

Net Revenue
Net revenue for the nine months ended September 30, 2016 increased $69.1 million, or 21.1%, to $397.3 million, as compared to $328.2 million in the same period last year. This was driven primarily by the net revenue contribution of NAME, which was acquired on September 1, 2015. Local Marketing Solutions net revenue increased $11.1 million, or 4.6%, to $250.9 million and Entertainment net revenue increased $58.0 million, or 65.6%, to $146.4 million.

Pro forma net revenue increased $8.4 million, or 2.2%, to $397.3 million, as compared to $388.9 million in the same period last year. Local Marketing Solutions pro forma net revenue increased $12.1 million, or 5.1%, to $250.9 million and Entertainment pro forma net revenue decreased $3.7 million, or 2.4%, to $146.4 million. Excluding political revenue, pro forma net revenue increased $5.8 million, or 1.5%, to $393.6 million and Local Marketing Solutions pro forma net revenue increased $9.4 million, or 4.0%, to $247.2 million.
Net Income
Net income for the nine months ended September 30, 2016 increased $12.2 million, or 155.7%, to $20.1 million, as compared to $7.9 million in the same period last year.

Pro forma net income for the nine months ended September 30, 2016 increased $11.5 million, or 134.1%, to $20.1 million, compared to $8.6 million in the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the nine months ended September 30, 2016 increased $5.0 million, or 6.5%, to $81.9 million, as compared to $76.9 million in the same period last year.

Pro forma Adjusted EBITDA for the nine months ended September 30, 2016 increased $0.4 million, or 0.5%, to $81.9 million, compared to $81.5 million in the same period last year.

Liquidity and Capital Resources
As of September 30, 2016, we had a total of $38.4 million of cash on hand and $50.0 million of available borrowing capacity under our revolving credit facility. As of September 30, 2016, we had $581.3 million of outstanding indebtedness, representing 5.6x and 5.3x gross and net leverage, respectively, based on pro forma Adjusted EBITDA for the twelve months ended September 30, 2016 of $103.0 million.

The table below presents a summary, as of November 7, 2016, of our outstanding common stock and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding[1]	Description
Class A common stock	13,735,690	One vote per share.
Class B common stock	3,022,484	10 votes per share.[2]
Class C common stock	1,636,341	No votes.[2]
Warrants	8,977,676	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $898.[3]
Total	27,372,191

[1] Each of the shares of common stock listed below, including the shares of Class A common stock issuable upon exercise of the warrants, have equal economic rights.
[2] Each share converts into 1 share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[3] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.
Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain second quarter 2016 financial results on Tuesday, November 8, 2016 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13647595. A live webcast of the conference call will also be available on the investor relations page of the Company's website at www.townsquaremedia.com.

A replay of the conference call will be available through November 15, 2016. To access the replay, please dial 1-844-512-2921 (U.S. & Canada) or 1-412-317-6671 (International) and enter confirmation code 13647595. A web-based archive of the conference call will also be available at the above website for thirty days after the call.

About Townsquare Media, Inc.
Townsquare is a media, entertainment and digital marketing solutions company principally focused on small and mid-sized markets across the U.S. Our assets include 309 radio stations and more than 325 local websites in 66 U.S. markets, a digital marketing solutions company serving approximately 10,200 small to medium sized businesses, approximately 550 live events with nearly 18 million attendees each year in the U.S. and Canada, and one of the largest digital advertising networks focused on music and entertainment reaching more than 60 million unique visitors each month. Our brands include iconic local media assets such as WYRK, KLAQ, K2 and NJ101.5; acclaimed music festivals such as Mountain Jam, WE Fest and the Taste of Country Music Festival; unique touring lifestyle and entertainment events such as the America on Tap craft beer festival series, the Insane Inflatable 5K obstacle race series and North American Midway Entertainment, North America’s largest mobile amusement company; and leading tastemaker music and entertainment owned and affiliated websites such as XXLmag.com, TasteofCountry.com, Loudwire.com, JustJared.com and BrooklynVegan.com. For more information, please visit www.townsquaremedia.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on or about the date hereof, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash	$38,413	$33,298
Accounts receivable, net of allowance of $1,487 and $2,114, respectively	65,420	60,143
Prepaid expenses and other current assets	13,551	9,766
Total current assets	117,384	103,207
Property and equipment, net	139,329	133,943
Intangible assets, net	514,560	517,979
Goodwill	292,953	292,953
Investments	4,313	5,049
Other assets	7,343	7,580
Total assets	$1,075,882	$1,060,711

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,192	$9,549
Current portion of long-term debt	658	171
Deferred revenue	14,498	17,496
Accrued expenses and other current liabilities	24,332	29,958
Accrued interest	9,203	4,910
Total current liabilities	60,883	62,084
Long-term debt, less current portion (net of deferred finance costs of $8,421and $9,962, respectively)	572,187	588,657
Deferred tax liability	48,551	35,233
Other long-term liabilities	10,620	11,297
Total liabilities	692,241	697,271
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 13,735,690 and 9,946,354 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	105	100
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,022,484 shares issued and outstanding at both September 30, 2016 and December 31, 2015, respectively	30	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 1,636,341 and 4,894,480 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	49	49
Total common stock	184	179
Additional paid-in capital	361,844	361,186
Retained earnings	21,214	1,391
Accumulated other comprehensive (loss) income	(410)	44
Non-controlling interest	809	640
Total liabilities and stockholders’ equity	$1,075,882	$1,060,711

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net revenue	$165,756	$129,568	$397,345	$328,202

Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	114,646	89,728	297,144	233,331
Depreciation and amortization	5,686	4,784	17,812	12,068
Corporate expenses	6,450	6,119	18,320	17,985
Stock-based compensation	206	2,875	663	4,278
Transaction costs	256	1,125	606	1,297
Net (gain) loss on sale of assets	(426)	(11,909)	287	(11,895)
Total operating costs and expenses	126,818	92,722	334,832	257,064
Operating income	38,938	36,846	62,513	71,138
Other expenses (income):
Interest expense, net	8,294	8,527	25,740	27,334
Impairment on investment	4,236	—	4,236	—
Cancellation and (repurchase) of debt	—	288	(461)	30,305
Other expense (income), net	52	33	(351)	117
Income before income taxes	26,356	27,998	33,349	13,382
Provision for income taxes	10,493	11,543	13,269	5,530
Net income	$15,863	$16,455	$20,080	$7,852

Net income attributable to:
Controlling interests	$15,816	$16,454	$19,823	$7,418
Non-controlling interests	47	1	257	434

Net income per share:
Basic	$0.86	$0.94	$1.10	$0.45
Diluted	$0.58	$0.60	$0.74	$0.28

Weighted average shares outstanding:
Basic	18,395	17,532	18,208	17,427
Diluted	27,372	27,610	27,280	27,841

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income attributable to:
Controlling interests	$19,823	$7,418
Non-controlling interests	257	434
Net income	$20,080	$7,852
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	17,812	12,068
Amortization of deferred financing costs	1,203	1,326
Deferred income tax expense	13,269	5,488
Provision (recovery) for doubtful accounts	1,083	(153)
Stock-based compensation expense	663	4,278
(Repurchase) and cancellation of debt	(461)	—
Amortization of bond premium	—	(424)
Write-off of deferred financing costs	338	9,348
Write-off of bond premium	—	(6,779)
Impairment on investment	4,236	—
Net loss (gain) on sale of assets	287	(11,895)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(9,430)	(4,838)
Prepaid expenses and other assets	(2,828)	(2,222)
Accounts payable	(887)	665
Accrued expenses	(8,821)	(4,298)
Accrued interest	4,293	540
Other long-term liabilities	(677)	3,084
Net cash provided by operating activities	40,160	14,040
Cash flows from investing activities:
Payments for acquisitions, net of cash received	(1,941)	(74,149)
Acquisition of intangibles	—	(332)
Purchase of property and equipment	(16,826)	(9,935)
Proceeds from insurance settlement	451	450
Proceeds from sale of assets	1,626	18,953
Net cash used in investing activities	(16,690)	(65,013)
Cash flows from financing activities:
Proceeds from stock offering and option exercises	—	14
Offering costs	—	(92)
Repayment of long-term debt	(17,460)	(553,552)
Proceeds from the issuance of long-term debt	—	620,000
Debt financing costs	—	(11,348)
Proceeds from sale of minority interest in subsidiary	50	—
Cash distributions to non-controlling interests	(138)	(208)
Repayments of capitalized obligations	(127)	(118)
Net cash (used in) provided by financing activities	(17,675)	54,696
Net effect of foreign currency exchange rate changes	(680)	(126)
Net increase in cash	5,115	3,597
Cash:
Beginning of period	33,298	24,462
End of period	$38,413	$28,059

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Nine Months Ended September 30,
	2016	2015
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Payments to redeem long-term debt prior to contractual maturity	$—	$27,735
Interest	19,881	25,863
Income taxes	1,910	573
Purchase obligations:
Capital lease	525	—
Barter transactions:
Barter revenue – included in net revenue	$17,360	$11,368
Barter expense – included in direct operating expenses	10,598	10,066

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Statement of Operations Data:
Local Marketing Solutions net revenue	$89,003	$85,949	$250,914	$239,773
Entertainment net revenue	76,753	43,619	146,431	88,429
Net revenue	165,756	129,568	397,345	328,202
Operating Costs and Expenses:
Local Marketing Solutions direct operating expenses	55,773	53,534	164,826	155,846
Entertainment direct operating expenses	58,873	36,194	132,318	77,485
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	114,646	89,728	297,144	233,331
Depreciation and amortization	5,686	4,784	17,812	12,068
Corporate expenses	6,450	6,119	18,320	17,985
Stock-based compensation	206	2,875	663	4,278
Transaction costs	256	1,125	606	1,297
Net (gain) loss on sale of assets	(426)	(11,909)	287	(11,895)
Total operating costs and expenses	126,818	92,722	334,832	257,064
Operating income	38,938	36,846	62,513	71,138
Other expense (income):
Interest expense, net	8,294	8,527	25,740	27,334
Impairment on investment	4,236	—	4,236	—
Cancellation and (repurchase) of debt	—	288	(461)	30,305
Other expense (income), net	52	33	(351)	117
Total other expense	12,582	8,848	29,164	57,756
Income before income taxes	26,356	27,998	33,349	13,382
Provision for income taxes	10,493	11,543	13,269	5,530
Net income	$15,863	$16,455	$20,080	$7,852

The following table summarizes pro forma net revenue and direct operating expenses broken out by segment for the three months and nine ended September 30, 2016 and 2015, respectively (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Statement of Operations Data:
Local Marketing Solutions net revenue	$89,003	$85,707	$250,914	$238,812
Entertainment net revenue	76,753	80,341	146,431	150,090
Net revenue	165,756	166,048	397,345	388,902
Operating Costs and Expenses:
Local Marketing Solutions direct operating expenses	55,773	53,484	164,826	155,619
Entertainment direct operating expenses	58,873	60,810	132,318	133,827
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	114,646	114,294	297,144	289,446
Direct Profit	$51,110	$51,754	$100,201	$99,456

The following table reconciles on a GAAP basis net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and nine months ended September 30, 2016 and 2015, respectively(dollars in thousands):

	Actual		Actual
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$15,863	$16,455	$20,080	$7,852
Provision for income taxes	10,493	11,543	13,269	5,530
Income before taxes	26,356	27,998	33,349	13,382
Transaction costs	256	1,125	606	1,297
Impairment on investment	4,236	—	4,236	—
Net (gain) loss on sale of assets	(426)	(11,909)	287	(11,895)
Cancellation and (repurchase) of debt	—	288	(461)	30,305
Adjusted income before taxes	30,422	17,502	38,017	33,089
Provision for income taxes	12,111	7,216	15,127	13,672
Adjusted Net Income	$18,311	$10,286	$22,890	$19,417

Adjusted Net Income Per Share:
Basic	$1.00	$0.59	$1.26	$1.11
Diluted	$0.67	$0.37	$0.84	$0.70

Weighted average shares outstanding:
Basic	18,395	17,532	18,208	17,427
Diluted	27,372	27,610	27,280	27,841

The following table reconciles on a GAAP basis net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit, Adjusted EBITDA and Free Cash Flow for the three and nine months ended September 30, 2016 and 2015, respectively (dollars in thousands):

	Actual		Actual
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$15,863	$16,455	$20,080	$7,852
Provision for income taxes	10,493	11,543	13,269	5,530
Interest expense, net	8,294	8,527	25,740	27,334
Transaction costs	256	1,125	606	1,297
Depreciation and amortization	5,686	4,784	17,812	12,068
Corporate expenses	6,450	6,119	18,320	17,985
Stock-based compensation	206	2,875	663	4,278
Impairment on investment	4,236	—	4,236	—
Cancellation and (repurchase) of debt	—	288	(461)	30,305
Other(a)	(374)	(11,876)	(64)	(11,778)
Direct Profit	51,110	39,840	100,201	94,871
Corporate expenses	(6,450)	(6,119)	(18,320)	(17,985)
Adjusted EBITDA	$44,660	$33,721	$81,881	$76,886
Net cash interest expense	(3,308)	(3,232)	(19,881)	(25,863)
Capital expenditures	(4,410)	(4,123)	(16,826)	(9,935)
Cash paid for taxes	(1,095)	(33)	(1,910)	(573)
Free Cash Flow	$35,847	$26,333	$43,264	$40,515
(a) Other includes net (gain) loss on sale of assets and other (income) expense, net.

The following table reconciles on a pro forma basis net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit and Adjusted EBITDA for the three and nine months ended September 30, 2016 and 2015, respectively (dollars in thousands):

	Pro Forma		Pro Forma
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$15,863	$23,210	$20,080	$8,579
Provision for income taxes	10,493	15,272	13,269	5,868
Interest expense, net	8,294	8,774	25,740	26,229
Transaction costs	256	1,125	606	1,297
Depreciation and amortization	5,686	6,017	17,812	16,577
Corporate expenses	6,450	6,106	18,320	17,949
Stock-based compensation	206	2,875	663	4,278
Impairment on investment	4,236	—	4,236	—
Cancellation and (repurchase) of debt	—	288	(461)	30,305
Other(a)	(374)	(11,926)	(64)	(11,663)
Direct Profit	51,110	51,741	100,201	99,419
Corporate expenses	(6,450)	(6,106)	(18,320)	(17,949)
Adjusted EBITDA	$44,660	$45,635	$81,881	$81,470
(a) Other includes net (gain) loss on sale of assets and other (income) expense, net.

The following table reconciles on a pro forma basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit and Adjusted EBITDA on a quarterly basis for the twelve months ended September 30, 2016 (dollars in thousands):

	Quarter Ended				Twelve Months Ended
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	September 30, 2016
Net income (loss)	$2,764	$(1,384)	$5,602	$15,863	$22,845
Provision (benefit) for income taxes	2,139	(907)	3,683	10,493	15,408
Interest expense, net	8,529	8,565	8,881	8,294	34,269
Transaction costs	442	169	181	256	1,048
Depreciation and amortization	5,508	6,123	6,003	5,686	23,320
Corporate expenses	7,463	5,557	6,313	6,450	25,783
Stock-based compensation	—	253	204	206	663
Impairment FCC licenses	1,680	—	—	—	1,680
Impairment on investment	—	—	—	4,236	4,236
Cancellation and (repurchase) of debt	—	(34)	(427)	—	(461)
Other(a)	28	(814)	1,123	(374)	(37)
Direct Profit	28,553	17,528	31,563	51,110	128,754
Corporate expenses	(7,463)	(5,557)	(6,313)	(6,450)	(25,783)
Adjusted EBITDA	$21,090	$11,971	$25,250	$44,660	$102,971
(a) Other includes net (gain) loss on sale of assets and other (income) expense, net.

Non-GAAP Financial Measures and Definitions
We believe that our financial statements and the other financial data included herein have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States, or GAAP, and are consistent with current practice with the exception of the presentation of certain non-GAAP financial measures, including Direct Profit, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share (each as defined below).

We define Direct Profit as net income (loss) before the deduction of income taxes, other (income) expense (net), interest expense, cancellation and (repurchase) of debt, transaction costs, corporate expenses, stock-based compensation, net (gain) loss on sale of assets, impairment of FCC licenses, impairment on investment and depreciation and amortization. Adjusted EBITDA is defined as Direct Profit less corporate expenses (excluding stock-based compensation). Free Cash Flow is defined as Adjusted EBITDA less net cash interest expense, capital expenditures and cash paid for taxes. Adjusted Net Income is defined as net income (loss) before the deduction of income taxes, transaction costs, impairment on investment, net (gain) loss on sale of assets and cancellation and (repurchase) of debt. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. Direct Profit, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share do not represent, and should not be considered as alternatives to, net income (loss) or cash flows from operations, as determined under GAAP.

We use Direct Profit, Adjusted EBITDA and Free Cash Flow to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. In addition, we rely upon Direct Profit to analyze the performance of our segments, as it reflects all revenue and expenses directly attributable to our segments’ operations, including all corporate overhead expenses that are directly attributed to a segment and necessary to support its revenue, without regard to corporate overhead that is not directly attributable to a segment’s operations (such as expenses related to HR, finance, and accounting functions and expenses incurred in connection with an initial public offering). As a result, by removing these expenses, management can better analyze the factors that are, in fact, directly affecting the profitability of its core business segments at and within the segments. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net (gain) loss on sale of assets and cancellation and (repurchase) of debt. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Direct Profit, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share when determining discretionary bonuses.